Exhibit 99

Hexion Specialty Chemicals, Inc. 180 East Broad Street Columbus, OH 43215 hexion.com	NEWS RELEASE

FOR IMMEDIATE RELEASE

HEXION SPECIALTY CHEMICALS, INC. ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS FOR ITS SECOND-PRIORITY SENIOR SECURED FLOATING RATE NOTES DUE 2010 AND ITS 9% SECOND-PRIORITY SENIOR SECURED NOTES DUE 2014

COLUMBUS, OHIO – (October 12, 2006) – Hexion Specialty Chemicals, Inc. (“Hexion” or the “Company”) announced today that it is offering to purchase for cash (i) any and all of the outstanding $150,000,000 principal amount at maturity of Second-Priority Senior Secured Floating Rate Notes due 2010 (CUSIP No. 07329WAA6) (the “2005 Floating Rate Notes”), (ii) any and all of the outstanding $150,000,000 principal amount at maturity of Second-Priority Senior Secured Floating Rate Notes due 2010 (CUSIP No. 428303AA9) (the “2004 Floating Rate Notes”) and (iii) any and all of the outstanding $325,000,000 principal amount at maturity of 9% Second-Priority Senior Secured Notes due 2014 (the “9% Notes” and collectively with the 2005 Floating Rate Notes and the 2004 Floating Rate Notes, the “Notes”) issued by Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, in each case, on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 12, 2006 and the accompanying Letter of Transmittal and Consent (the “Offer Documents”). Hexion is also soliciting consents to eliminate most of the restrictive covenants and the Liens in the indentures under which the Notes were issued.

Hexion expects to enter into a new $2 billion term loan facility and a new $50 million synthetic letter of credit facility, which will replace its May 2006 term loan and synthetic letter of credit facilities. Hexion will continue to have access to its current five year $225 million revolving credit facility. In addition Hexion expects to raise $825 million of senior secured debt (the “Secured Debt Financing”) in connection with its offer to purchase the Notes. Hexion intends to use $500 million of the additional cash available under its new credit facilities and from the Secured Debt Financing to pay a common stock dividend to its shareholders and the balance of the proceeds to pay for the Notes repurchased in the Tender Offers. Hexion has filed an application with the Securities & Exchange Commission for the withdrawal of its registration statement on Form S-1 (Registration No. 333-124287), relating to its planned initial public offering.

The total consideration for each $1,000 principal amount of the 2005 Floating Rate Notes tendered and accepted for purchase pursuant to the tender offer will be $1,023.00. The total consideration for each $1,000 principal amount of the 2004 Floating Rate Notes will be $1,022.50. The total consideration for the 9% Notes tendered and accepted for purchase pursuant to the tender offer will be determined as specified in the Offer Documents, on the basis of a yield to the first redemption date equal to the sum of (i) the yield (based on the bid side price) of the 3.625% U.S. Treasury Security due July 15, 2009, as calculated by Credit Suisse Securities (USA) LLC in accordance with standard market practice on the Price Determination Date, as described in the Offer Documents, plus (ii) a fixed spread of 50 basis points. Hexion will pay accrued and unpaid interest up to, but not including, the applicable payment date. Each holder who validly tenders its Notes and delivers consents on or prior to October 24, 2006 (the “Consent Date”) shall be entitled to a consent payment, which is included in the total consideration above, of $30 for each $1,000 principal amount of Notes tendered by such holder if such Notes are accepted for purchase pursuant to the tender offers. Holders who tender after the Consent Date, but prior to the Expiration Date (as defined herein), shall receive the total consideration minus the consent payment. Holders who tender Notes are required to consent to the proposed amendments to the indentures and the collateral agreements.

The tender offers by Hexion will expire at midnight, New York City time, on November 8, 2006, unless extended or earlier terminated by Hexion (the “Expiration Date”). The consent solicitations will expire on October 24, 2006, unless extended.

Tenders of Notes prior to the Consent Date may be validly withdrawn and consents may be validly revoked at any time prior to the Consent Date, but not thereafter unless the tender offers and the consent solicitations are terminated without any Notes being purchased. Hexion reserves the right to terminate, withdraw or amend the tender offers and consent solicitations at any time subject to applicable law.

Hexion expects to pay for any Notes purchased pursuant to its tender offer and consent solicitation in same-day funds on a date promptly following the expiration of its tender offer. In addition, Hexion may accept and pay for any Notes at any time after the Consent Date, in its sole discretion.

Hexion’s tender offer is subject to the conditions set forth in the Offer Documents including the receipt of consents of the noteholders representing a majority in aggregate principal amount of the Notes issued under each Indenture and is conditioned upon Hexion obtaining the financing necessary to pay for the Notes and consents in accordance with the terms of the tender offers and consent solicitations.

Hexion has retained Credit Suisse Securities (USA) LLC to act as Dealer Manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 325-7596 (collect). Copies of the Offer Documents and other related documents may be obtained from D.F. King & Co., Inc., the information agent for the tender offers and consent solicitations, at (800) 290-6426 (toll free) or (212) 269-5550 (collect).

The tender offers and consent solicitations are being made solely by means of the Offer Documents. Under no circumstances shall this press release constitute an offer to purchase or the solicitation of an offer to sell the Notes or any other securities of Hexion. It also is not a solicitation of consents to the proposed amendments to the indentures and the collateral agreements. No recommendation is made as to whether holders of the Notes should tender their Notes or give their consent.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar expressions. The forward-looking statements contained herein reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. Actual results could vary materially depending on risks and uncertainties that may affect the Company’s operations, markets, services, prices and other factors as discussed in our SEC filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters, competitive factors such as pricing actions by our competitors that could affect our operating margins, and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our SEC filings. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in our Form 10-K for the period ended December 31, 2005 under the caption “Forward-Looking and Cautionary Statements” under Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

About the Company

Based in Columbus, Ohio, Hexion Specialty Chemicals combines the former Borden Chemical, Bakelite, Resolution Performance Products and Resolution Specialty Materials companies into the global leader in thermoset resins. Hexion serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is owned by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com

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Contacts

Investors:

John Kompa

Director, Investor Relations

Hexion Specialty Chemicals, Inc.

+1 614 225 2223

john.kompa@hexion.com

Media:

Peter F. Loscocco

Vice President, Public Affairs

Hexion Specialty Chemicals, Inc.

+1 614 225 4127

peter.loscocco@hexion.com